                                                                     EXHIBIT 99.3

           STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNER

     Each Reporting  Person hereby  authorizes and designates  Jeffrey I. Martin and Peter Kalkanis (each, an "Authorized  Signer") to execute and file on behalf of such  Reporting  Person the Reports  with  respect to the  securities  of the
Tercica, Inc., including all Schedules 13D and 13G and Forms 3, 4 and 5, and any
amendments  thereto,  that the Reporting Person may be required to file with the
United States  Securities  and Exchange  Commission as a result of the Reporting
Person's ownership of, or transactions in, securities of the Company.

     The authority of the Designated Filer and the Authorized  Signer under this document  with  respect  to each  Reporting  Person  shall  continue  until such
Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting  Person's ownership of, or transactions in, securities of the Company,  unless  earlier  revoked in writing.  Each Reporting
Person  acknowledges that the Designated Filer and the Authorized Signer are not assuming any of the Reporting Person's  responsibilities  to comply with Section
13(d) or Section 16 of the Exchange Act.

Date:    February 10, 2005        RHO VENTURES IV, L.P.
                                  By:      Rho Management Ventures IV, LLC

                                  By:      /s/Joshua Ruch
                                           Managing Member

                                  RHO MANAGEMENT VENTURES IV, LLC

                                  By:      /s/Joshua Ruch
                                           Managing Member

                                  RHO VENTURES IV (QP), L.P.
                                  By:      Rho Management Ventures IV, LLC
                                           General Partner

                                  By:      /s/Joshua Ruch
                                           Managing Member

                                           RHO VENTURES IV GmbH & CO.
                                           BETEILIGUNGS KG

                                  By:      Rho Capital Partners Verwaltungs
                                           GmbH, General Partner

                                  By:      /s/Joshua Ruch
                                  Title:   Managing Director

                                  RHO CAPITAL PARTNERS
                                  VERWALTUNGS GmbH
                                  By:      Rho Capital Partners, Inc.

                                  By:      /s/Joshua Ruch
                                  Title    Managing Director

                                  RHO MANAGEMENT TRUST I
                                  By:      Rho Capital Partners, Inc., Trustee

                                  By:      /s/Joshua Ruch
                                  Title    Managing Partner

                                  /s/Joshua Ruch
                                  Joshua Ruch

                                  /s/Habib Kariouz
                                  Habib Kairouz

                                  /s/Mark Leschly
                                  Mark Leschly

                                  DRAKENSBERG, L.P.
                                  By:      Kariba LLC, its General Partner

                                  By:      /s/Joshua Ruch
                                  Title:   Managing Member

                                  KARIBA LLC

                                  By:      /s/Joshua Ruch
                                  Title:   Managing Member